UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2007

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2007, the Board of Directors (the "Board") of Synchronoss Technologies, Inc. (the "Company") increased the number of directors of the Board from six to seven directors. Upon the recommendation of the Nominating/Corporate Governance Committee of the Board, Donnie M. Moore, former Senior Vice President, Finance and Administration and Chief Financial Officer at Cognos Incorporated, was appointed by the Board as an independent director of the Company to fill the newly created director vacancy. The Board also appointed Mr. Moore to the Audit Committee and the Nominating/Corporate Governance Committee of the Board. A press release announcing Mr. Moore’s appointment to the Board is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

For 2007, non-employee members of the Board receive an annual retainer of $35,000, members of the Audit Committee receive an annual retainer of $10,000 and members of the Nominating/Corporate Governance Committee receive an annual retainer of $5,000. In addition, Mr. Moore was granted an option to purchase 35,000 shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan. The option vests 1/3 after the first twelve months of continuous service as a director and 1/36th each month thereafter. As a non-employee director, Mr. Moore will also receive an annual option grant of 10,000 shares in January of each year, which option vests 1/12th monthly over one year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

May 7, 2007	By:	Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chairman of the Board of Directors, President and Chief Executive Office

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Exhibit Index

Exhibit No.	Description

99.1	Press release, entitled “Former Cognos CFO, Donnie Moore, Joins Synchronoss Technologies' Board of Directors,” dated May 3, 2007.